Exhibit 5.1

Hogan Lovells US LLP 1735 Market Street, Floor 23 Philadelphia, PA 19103 T +1 267 675 4600 F +1 267 675 4601 www.hoganlovells.com

August 14, 2025

Board of Directors

Phio Pharmaceuticals Corp.

11 Apex Drive, Suite 300A, PMB 2006

Marlborough, MA 01752

Ladies and Gentlemen:

We are acting as counsel to Phio Pharmaceuticals Corp., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the resale or other disposition, from time to time, by the selling stockholders listed in the Registration Statement (the “Selling Stockholders”), including their transferees, pledgees, donees or successors, of up to 1,928,337 shares of common stock (the “Common Stock”), par value $0.0001 per share, underlying warrants issued by the Company to the Selling Stockholders on July 28, 2025, consisting of (a) 318,596 shares of Common Stock (the “Series J Warrant Shares”) issuable upon exercise of warrants to purchase 318,596 shares of Common Stock with a five-year term (the “Series J Warrants”), (b) 1,538,596 shares of Common Stock (the “Series K Warrant Shares”) issuable upon exercise of warrants to purchase 1,538,596 shares of Common Stock with a twenty-four month term (the “Series K Warrants”), and (c) 71,145 shares of Common Stock (the “Placement Agent Warrant Shares” and together with the Series J Warrant Shares and Series K Warrant Shares, the “Warrant Shares”) that are issuable upon the exercise of certain warrants (the “Placement Agent Warrants” and together with the Series J Warrants and the Series K Warrants, the “Warrants”) issued to the placement agent pursuant to an engagement letter, as described in the prospectus that forms a part of the Registration Statement (the “Prospectus”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed, including the Warrants. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, (a) Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and (b) with respect to the Warrant Shares, following (i) the exercise of the Warrants in accordance with their terms and (ii) receipt by the Company of the consideration for the Warrant Shares specified in the Warrants, the Warrant Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP